                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
                                                                 100 Park Avenue
                                                        New York, New York 10017

                                                              Tel (212) 922 2200

                                                              Fax (212) 922 1512

August 29, 2005

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece

Ladies & Gentlemen:

STEALTHGAS INC.

We have acted as special counsel as to matters of the law of the Republic of The
Marshall Islands ("Marshall Islands Law") for StealthGas Inc., a Marshall
Islands corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form F-1 (No. 333-[o]) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the
"Registration Statement") filed by the Company with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, with respect to the issuance and sale by the Company of up to 8,855,000 shares of common stock (the "Common Stock") of the Company.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the Registration Statement and the prospectus (the
"Prospectus") included therein, and (ii) originals, or copies certified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the
Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Company.

This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the statements in the Prospectus under the caption "Tax Considerations - Marshall Islands Tax Considerations", insofar as such statements constitute summaries of the legal matters

London o Athens o Paris o New York o Singapore o Bangkok o Rome

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New
York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a `partner' in relation to Watson, Farley &
Williams (New York) LLP means a member, consultant or employee of Watson, Farley
& Williams (New York) LLP.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

StealthGas Inc.
August 29, 2005                                                           Page 2

referred to therein, fairly present the information expected to be relevant to holders of the Common Stock offered pursuant to the Prospectus and fairly summarize the matters referred to therein.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our name in the Prospectus under the caption
"Tax Considerations - Marshall Islands Tax Considerations". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP
WATSON, FARLEY & WILLIAMS (NEW YORK) LLP